UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2016

Huntington Funding, LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number: 333-214109

Central Index Key Number: 0001540483

Huntington Auto Trust 2016-1

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number: 333-214109-01

Central Index Key Number: 0001688281

The Huntington National Bank

(Exact Name of Sponsor as Specified in its Charter)

Central Index Key Number: 0000049205

Delaware

(State or Other Jurisdiction of Incorporation of Registrant)

26-2764361

(Registrant’s I.R.S. Employer Identification No.)

Huntington Funding, LLC Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, Delaware	19808
(Address of Registrant’s Principal Executive Offices)	(Zip Code)

(302) 636-5454

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 28, 2016, Huntington Funding, LLC (“Huntington Funding”) and The Huntington National Bank (the “Bank”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”), on behalf of itself and as a representative of the several other underwriters, for the sale of the following notes to be issued by Huntington Auto Trust 2016-1 (the “Issuing Entity”): Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Auto Loan Asset Backed Notes (together, the “Notes”). The Notes have an aggregate principal balance of $1,500,000,000 and will be issued on or about November 30, 2016 (the “Closing Date”).

Attached as Exhibit 1.1 is the Underwriting Agreement.

Item 8.01.	Other Events.

Huntington Funding and the Bank will enter into a receivables sale agreement (the “Receivables Sale Agreement”), to be dated as of the Closing Date, whereby the Bank will transfer to Huntington Funding certain retail motor vehicle installment loans relating to new or used automobiles, light-duty trucks and vans (the “Receivables”) and related property. Certain representations made by the Bank with respect to such Receivables under the Receivables Sale Agreement will be reviewed, upon the satisfaction of certain conditions, pursuant to an asset representations review agreement (the “Asset Representations Review Agreement”), to be dated as of the Closing Date, among the Issuing Entity, the Bank and Clayton Fixed Income Services, LLC (“Clayton”), as asset representations reviewer. The Receivables and related property will subsequently be transferred to the Issuing Entity pursuant to a sale agreement (the “Sale Agreement”), to be dated as of the Closing Date, between the Issuing Entity and Huntington Funding. The Bank will manage, service and otherwise administer the Receivables pursuant to a servicing agreement (the “Servicing Agreement”), to be dated as of the Closing Date, among the Bank, as servicer, the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).

The Issuing Entity, a Delaware statutory trust, was established pursuant to a trust agreement dated as of October 19, 2016, to be amended and restated as of the Closing Date (the “Amended and Restated Trust Agreement”), among Huntington Funding, Citibank, N.A., as owner trustee (the “Owner Trustee”), and Citicorp Trust Delaware, National Association, as issuer Delaware trustee (the “Delaware Trustee”), and acknowledged and agreed to by Wells Fargo Bank, National Association, as certificate registrar and certificate paying agent. The Issuing Entity will enter into an indenture (the “Indenture”), to be dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee, pursuant to which the Issuing Entity will cause the issuance of the Notes and will grant a security interest in the Receivables and other related property to the Indenture Trustee in order to secure the Notes. The Bank will provide certain administrative services on behalf of the Issuing Entity relating to the Notes under an administration agreement (the “Administration Agreement”), to be dated as of the Closing Date, among the Bank, the Issuing Entity and the Indenture Trustee.

Substantially final versions of the transaction documents, the forms of which were filed as Exhibits to the Registration Statement, are being filed on this Current Report in order to satisfy the requirements of Item 1100(f) of Regulation AB. Attached as Exhibit 4.1 is the form of Indenture, as Exhibit 10.1 is the form of Receivable Sale Agreement, as Exhibit 10.2 is the form of Asset Representations Review Agreement, as Exhibit 10.3 is the form of Sale Agreement, as Exhibit 10.4 is the form of Servicing Agreement, as Exhibit 10.5 is the form of Amended and Restated Trust Agreement and as Exhibit 10.6 is the form of Administration Agreement.

In connection with the offering of the Notes, the chief executive officer of the registrant has made the certifications required by Paragraph I.B.1(a) of Form SF-3 attached as Exhibit 36.1. The certification is being filed on this Current Report to satisfy the requirements of Item 601(b)(36) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of November 28, 2016, among Credit Suisse, on behalf of itself and as a representative of the several other underwriters, Huntington Funding and the Bank.

4.1	Form of Indenture, to be dated as of the Closing Date, between the Issuing Entity and the Indenture Trustee.

10.1	Form of Receivables Sale Agreement, to be dated as of the Closing Date, between Huntington Funding and the Bank.

10.2	Form of Asset Representations Review Agreement, to be dated as of the Closing Date, among the Issuing Entity, the Bank and Clayton.

10.3	Form of Sale Agreement, to be dated as of the Closing Date, between the Issuing Entity and Huntington Funding.

10.4	Form of Servicing Agreement, to be dated as of the Closing Date, among the Bank, the Issuing Entity and the Indenture Trustee.

10.5	Form of Amended and Restated Trust Agreement, to be dated as of the Closing Date, among Huntington Funding, the Owner Trustee and the Delaware Trustee, and acknowledged and agreed to by Wells Fargo Bank, National Association, as certificate registrar and certificate paying agent.

10.6	Form of Administration Agreement, to be dated as of the Closing Date, among the Issuing Entity, the Bank and the Indenture Trustee.

36.1	Depositor Certification, dated November 28, 2016, for shelf offerings of asset-backed securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 28, 2016	HUNTINGTON FUNDING, LLC

	By:	/s/ Matthew Alexander
	Name:	Matthew Alexander
	Title:	Vice President